Exhibit 10(r)

POTLATCH CORPORATION

2005 STOCK INCENTIVE PLAN

As Amended and Restated May 19, 2006

1.	PURPOSE.

This Potlatch Corporation 2005 Stock Incentive Plan is intended to provide incentive to Employees and Directors of Potlatch Corporation (the “Corporation”) and its eligible Affiliates, to encourage proprietary interest in the Corporation and to encourage Employees and Directors to remain in the service of the Corporation or its Affiliates.

2.	DEFINITIONS.

(a) “Administrator” means the Board or either of the Committees appointed to administer the Plan.

(b) “Affiliate” means any entity, whether a corporation, partnership, joint venture or other organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Corporation.

(c) “Award” means any award of an Option, Restricted Stock, Restricted Stock Units, Performance Shares or an Other Share-Based Award under the Plan.

(d) “Beneficiary” means a person designated as such by a Participant or a Beneficiary for purposes of the Plan or determined with reference to Section 18.

(e) “Board” means the Board of Directors of the Corporation.

(f) “Cause” means the occurrence of any one or more of the following: (i) the Participant’s conviction of any felony or crime involving fraud, dishonesty or moral turpitude; (ii) the Participant’s participation in a fraud or act of dishonesty against the Corporation, its Affiliates or any successor to the Corporation that result in material harm to the business of the

Corporation, its Affiliates or any successor to the Corporation; or (iii) the Participant’s intentional, material violation of any contract between the Corporation, its Affiliates or any successor to the Corporation and the Participant or any statutory duty the Participant owes to the Corporation, its Affiliates or any successor to the Corporation that the Participant does not correct within 30 days after written notice thereof has been provided to the Participant.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Executive Compensation and Personnel Policies Committee of the Board and the Nominating and Corporate Governance Committee of the Board.

(i) “Common Stock” means the $1 par value common stock of the Corporation.

(j) “Corporation” means Potlatch Corporation, a Delaware corporation.

(k) “Covered Employee” means the chief executive officer or any Employee whose total compensation for the taxable year is required to be reported to stockholders under the Exchange Act by reason of such Employee being among the four highest compensated officers for the taxable year (other than the chief executive officer).

(l) “Director” means a director of the Corporation.

(m) “Disability” means the condition of a Participant who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least 12 months.

(n) “Employee” means an individual employed by the Corporation or an Affiliate (within the meaning of Code section 3401 and the regulations thereunder).

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Exercise Price” means the price per Share of Common Stock at which an option may be exercised.

(q) “Fair Market Value” of a Share as of a specified date means the closing price at which Shares are traded at the close of business on such date as reported in the New York Stock Exchange composite transactions published in the Wall Street Journal, or if no trading of Shares is reported for that day, on the next preceding day on which trading was reported.

(r) “Good Reason” means that one or more of the following are undertaken by the Corporation, its Affiliates or any successor to the Corporation without the Participant’s express written consent: (i) the assignment to the Participant of any duties or responsibilities that results in a diminution in the Participant’s position or function as in effect immediately prior to the effective date of a Change in Control (as defined in Section 7(e) below); provided, however, that a change in the Participant’s title or reporting relationships shall not provide the basis for a voluntary termination with Good Reason; (ii) a reduction by the Corporation, its Affiliates or any successor to the Corporation in the Participant’s annual base salary, as in effect on the effective date of the Change in Control or as increased thereafter; (iii) any failure by the Corporation, its Affiliates or any successor to the Corporation to continue in effect any benefit plan or program, including incentive plans or plans with respect to the receipt of securities of the Corporation, its Affiliates or any successor to the Corporation, in which the Participant was participating immediately prior to the effective date of the Change in Control (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Corporation, its Affiliates or any successor to the Corporation that would adversely affect the Participant’s participation in or reduce the Participant’s benefits under the Benefit Plan or deprive the Participant of any fringe benefit that the Participant enjoyed immediately prior to the effective date of the Change in Control;

provided, however, that no voluntary termination with Good Reason shall be deemed to have occurred if the Corporation, its Affiliates or any successor to the Corporation provide for the Participant’s participation in benefit plans and programs, that, taken as a whole, are comparable to the Benefit Plans; (iv) a relocation of the Participant’s business office to a location more than 50 miles from the location at which the Participant performs duties as of the effective date of the Change in Control, except for required travel by the Participant on the Corporation’s, its Affiliates’ or any successor to the Corporation’s business to an extent substantially consistent with the Participant’s business travel obligations prior to the effective date of the Change in Control; or (v) a material breach by the Corporation, its Affiliates or any successor to the Corporation of any provision of the Plan or the Option Agreement or any material agreement between the Participant and the Corporation, its Affiliates or any successor to the Corporation concerning the terms and conditions of the Participant’s employment.

(s) “Incentive Stock Option” means an Option described in Code section 422(b).

(t) “Misconduct” means that the Administrator (or its delegate) has determined in its sole discretion that a Participant has (i) engaged in competition with the Corporation or an Affiliate, including, but not limited to, the rendering of services for any organization or engaging directly or indirectly in any business that is or may be (in the reasonable discretion of the Administrator) directly or indirectly competitive with the Corporation or an Affiliate, (ii) induced any customer of the Corporation or an Affiliate to breach any contract with the Corporation or an Affiliate or induced any employee of the Corporation or an Affiliate to be employed or perform services elsewhere, (iii) made any unauthorized disclosure of any of the secrets or confidential information of the Corporation or an Affiliate, (iv) committed an act of embezzlement, fraud or theft with respect to the property of the Corporation or an Affiliate, or

(v) engaged in conduct which is not in good faith and which directly results in material loss, damage or injury to the business, reputation or employees of the Corporation or an Affiliate.

(u) “Nonqualified Stock Option” means an Option not described in Code section 422(b) or 423(b).

(v) “Option” means a stock option granted pursuant to Section 7. “Option Agreement” means the agreement between the Corporation and the Participant which contains the terms and conditions pertaining to such Option.

(w) “Other Share-Based Award” means an Award granted pursuant to Section 11. “Other Share-Based Award Agreement” means the agreement between the Corporation and the recipient of an Other Share-Based Award which contains the terms and conditions pertaining to the Other Share-Based Award.

(x) “Outside Director” means a Director who is not an Employee.

(y) “Participant” means an Employee or Director who has received an Award.

(z) “Performance Shares” means an Award denominated in Shares granted pursuant to Section 10 that may be earned in whole or in part based upon attainment of performance objectives established by the Administrator pursuant to Section 13. “Performance Share Agreement” means the agreement between the Corporation and the recipient of the Performance Shares which contains the terms and conditions pertaining to the Performance Shares.

(aa) “Plan” means this Potlatch Corporation 2005 Stock Incentive Plan.

(bb) “Purchase Price” means the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

(cc) “Restricted Stock” means Shares granted pursuant to Section 8. “Restricted Stock Agreement” means the agreement between the Corporation and the recipient of Restricted Stock which contains the terms, conditions and restrictions pertaining to the Restricted Stock.

(dd) “Restricted Stock Unit” means an Award denominated in Shares granted pursuant to Section 9 in which the Participant has the right to receive a specified number of Shares over a specified period of time. “Restricted Stock Unit Agreement” means the agreement between the Corporation and the recipient of the Restricted Stock Unit Award which contains the terms and conditions pertaining to the Restricted Stock Unit Award.

(ee) “Share” means one share of Common Stock, adjusted in accordance with Section 16 (if applicable).

(ff) “Share Equivalent” means a bookkeeping entry representing a right to the equivalent of one Share.

(gg) “Stock Right” means a right to receive an amount equal to the value of a specified number of Shares which will be payable in Shares or cash as established by the Administrator.

(hh) “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.	EFFECTIVE DATE.

This Plan was adopted by the Board on December 2, 2004, to be effective immediately, subject to approval by the Corporation’s stockholders.

4.	ADMINISTRATION.

(a) Administration with respect to Outside Directors.

With respect to Awards to Outside Directors, the Plan shall be administered by (A) the Board or (B) the Nominating and Corporate Governance Committee of the Board. Notwithstanding the foregoing, all Awards made to members of the Nominating and Corporate Governance Committee shall be approved by the Board.

(b) Administration with respect to Employees.

With respect to Awards to Employees, the Plan shall be administered by (A) the Board or (B) the Executive Compensation and Personnel Policies Committee of the Board.

(i) If any member of the Executive Compensation and Personnel Policies Committee does not qualify as an “outside director” for purposes of Code section 162(m), Awards under the Plan for the Covered Employees shall be administered by a subcommittee consisting of each Executive Compensation and Personnel Policies Committee member who qualifies as an “outside director.” If fewer than two Executive Compensation and Personnel Policies Committee members qualify as “outside directors,” the Board shall appoint one or more other Board members to such subcommittee who do qualify as “outside directors,” so that the subcommittee will at all times consist of two or more members all of whom qualify as “outside directors” for purposes of Code section 162(m).

(ii) If any member of the Executive Compensation and Personnel Policies Committee does not qualify as a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act, then Awards under the Plan for the executive officers of the Corporation and Directors shall be administered by a subcommittee consisting of each Executive Compensation and Personnel Policies Committee member who qualifies as a “non-employee director.” If fewer than two Executive Compensation and Personnel Policies Committee members qualify as “non-employee directors,” then the Board shall appoint one or more other Board members to such subcommittee who do qualify as “non-employee directors,” so that the subcommittee will at all times consist of two or more members all of whom qualify as “non-employee directors” for purposes of Rule 16b-3 promulgated under the Exchange Act.

(c) Grants with respect to Certain Employees. The Board may delegate to the Chief Executive Officer of the Corporation the authority to grant Awards under the Plan to Employees who are not Covered Employees or executive officers of the Corporation subject to the reporting requirements of Section 16 of the Exchange Act. Except as provided below, the Chief Executive Officer shall not grant to any continuing Employee an Award covering more than 1,000 Shares in a calendar year or to any newly-hired Employee an Award covering more than 2,500 Shares in connection with the Employee’s first becoming an Employee of the Corporation. Any grant of an Award to a continuing Employee in excess of 1,000 Shares or to a newly-hired Employee in excess of 2,500 Shares shall be made jointly by the Chief Executive Officer and the Chairman of the Executive Compensation and Personnel Policies Committee. Any Award granted pursuant to this Section 4(c) shall be administered in accordance with Section 4(b).

(d) Powers of the Administrator.

The Administrator shall from time to time at its discretion make determinations with respect to Employees and Directors who shall be granted Awards, the number of Shares or Share Equivalents to be subject to each Award, the vesting of Awards, the designation of Options as Incentive Stock Options or Nonqualified Stock Options and other conditions of Awards to Employees and Directors.

The interpretation and construction by the Administrator of any provisions of the Plan or of any Award shall be final. No member of a Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

(e) Claims Administration.

Notwithstanding the foregoing, within 30 days after an event described in Section 7(e)(i) through (iv), the Committee shall appoint an independent committee consisting of at least three current (as of the effective date of such event) or former officers and Directors of the Corporation, which shall thereafter administer all claims for benefits under the Plan. Upon such appointment the Administrator shall cease to have any responsibility for claims administration under the Plan but shall continue to administer the Plan.

5.	ELIGIBILITY.

Subject to the terms and conditions set forth below, Awards may be granted to Employees and Directors. Notwithstanding the foregoing, only employees of the Corporation and its Subsidiaries may be granted Incentive Stock Options.

(a) Ten Percent Stockholders.

An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries is not eligible to receive an Incentive Stock Option pursuant to this Plan. For purposes of this Section 5(a) the stock ownership of an Employee shall be determined pursuant to Code section 424(d).

(b) Number of Awards.

A Participant may receive more than one Award, including Awards of the same type, but only on the terms and subject to the restrictions set forth in the Plan. Subject to adjustment as provided in Section 16, the maximum aggregate number of Shares or Share Equivalents that may be subject to Awards to a Participant in any calendar year is 250,000 Shares.

6.	STOCK.

The stock subject to Options, Restricted Stock, or Other Share-Based Awards granted under the Plan shall be Shares of the Corporation’s authorized but unissued or reacquired Common Stock. The aggregate number of Shares subject to Options, Restricted Stock or Other Share-Based Awards issued under this Plan shall not exceed 1,600,000 Shares. If any outstanding Option under the Plan for any reason expires or is terminated or any Restricted Stock or Other Share-Based Award is forfeited and under the terms of the expired or terminated Award the Participant received no benefits of ownership during the period the Award was outstanding, then the Shares allocable to the unexercised portion of such Option or the forfeited Restricted Stock or Other Share-Based Award may again be subjected to Options, Restricted Stock or Other Share-Based Awards under the Plan. However, if one Award is granted in tandem with another Award, so that the exercise of one causes the other to expire, then the number of Shares subject to the expired Award shall not be restored to the pool available for Awards.

The limitations established by this Section 6 shall be subject to adjustment as provided in Section 16.

7.	TERMS AND CONDITIONS OF OPTIONS.

Options granted to Employees and Directors pursuant to the Plan shall be evidenced by written Option Agreements in such form as the Administrator shall determine, subject to the following terms and conditions:

(a) Number of Shares.

Each Option shall state the number of Shares to which it pertains, which shall be subject to adjustment in accordance with Section 16.

(b) Exercise Price.

Each Option shall state the Exercise Price, determined by the Administrator, which shall not be less than the Fair Market Value of a Share on the date of grant, except as provided in Section 16.

(c) Medium and Time of Payment.

The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided that with the consent of the Administrator and in accordance with its rules and regulations, the Purchase Price may be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, so long as the total of the cash and the Fair Market Value of the Shares surrendered equals the Purchase Price. No Share shall be issued until full payment has been made.

(d) Term and Exercise of Options: Nontransferability of Options.

Each Option shall state the time or times when it becomes exercisable. No Option shall be exercisable after the expiration of 10 years from the date it is granted. During the lifetime of the Participant, the Option shall be exercisable only by the Participant and shall not be assignable or transferable. In the event of the Participant’s death, any Option shall be transferred to the Beneficiary designated by the Participant for this purpose.

(e) Change in Control.

Subject to Section 7(d), in the event that a Participant’s employment or service with the Corporation is involuntarily terminated without Cause or voluntarily terminated for Good

Reason within one month prior to or 24 months following the effective date of a Change in Control (defined below) that is at least six months following the date of grant of the Option, the Participant shall have the right to exercise the Option (or to call the related stock appreciation right as described in Section 7(j)) in whole or in part. For purposes of the Plan, a “Change in Control” means the occurrence of one or more of the following:

(i) The consummation of a reorganization, merger or consolidation involving the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock (the “Outstanding Common Stock”) and then outstanding voting securities of the Corporation entitled to vote generally in the election of Directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation either directly or through one or more subsidiaries), (B) no Person (as defined in subparagraph (iii) below) (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such other corporation resulting from such Business Combination beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership is based on the beneficial ownership, directly or indirectly, of Outstanding Common Stock or Outstanding Voting Securities immediately prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(ii) That individuals who, as of May 19, 2006 constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to May 19, 2006 whose election, or nomination for election by the Corporations stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors, an actual or threatened solicitation of proxies or consents or any other actual or threatened action by, or on behalf of any Person other than the Board; or

(iii) The acquisition after May 19, 2006 by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then Outstanding Common Stock or (B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this subsection (iii): (x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Corporation, (y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, (z) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (i) of this Section 7(e); or

(iv) The consummation of the sale of all or substantially all of the assets of the Corporation or approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(f) Termination of Employment Except Death.

(i) In the event that a Participant who is an Employee ceases to be employed by the Corporation or any of its Affiliates for any reason other than death, such Participant shall have the right (subject to the limitations of Section 7(d) above) to exercise the Option either:

(a)	within three months after such termination of employment; or

(b)	in the case of Early, Normal or Late Retirement under the Salaried Employees’ Retirement Plan, or Disability, at any time before the end of the option period specified in the Option Agreement,

to the extent that, at the date of termination of employment, the Option had vested pursuant to the terms of the Option Agreement with respect to which such Option was granted and had not previously been exercised. However, in addition to the rights and obligations established in Section 14 below, if the employment of a Participant is terminated by the Corporation or an Affiliate by reason of Misconduct, such Option shall cease to be exercisable at the time of the Participant’s termination of employment. The Administrator (or its delegate) shall determine whether a Participant’s employment is terminated by reason of Misconduct. In making such determination the Administrator (or its delegate) shall act fairly and shall give the Participant an opportunity to be heard and present evidence on his or her behalf. If a Participant’s employment terminates for reasons other than Misconduct, but Misconduct is discovered after the termination and is determined to have occurred by the Administrator (or its delegate), all outstanding Options shall cease to be exercisable upon such determination.

For purposes of this Section, the employment relationship will be treated as continuing while the Participant is on military leave, sick leave (including short term disability) or other bona fide leave of absence (to be determined in the sole discretion of the Administrator, in accordance with rules and regulations construing Code section 422(a)(2)). Notwithstanding the foregoing, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond three months after the Participant ceased active employment, unless the Participant’s reemployment rights are guaranteed by statute or by contract.

(ii) In the event an Outside Director terminates services as a Director for any reason other than death, the former Director shall have the right (subject to the limitations of Section 7(d) above) to exercise the Option either:

(a)	within three months after such termination,

or

(b)	in the case of termination after five years of service as an Outside Director, any time before the end of the option period specified in the Option Agreement,

to the extent that, at the date of termination the Option had vested pursuant to the terms of the Option Agreement and had not previously been exercised. However, if the services of the Outside Director are terminated by the Board for cause in accordance with the Corporation’s Restated Certificate of Incorporation, such Option shall cease to be exercisable at the time of the Outside Director’s termination of services.

(g) Death of Participant.

(i) If a Participant who is an Employee dies while in the employ of the Corporation or an Affiliate, the Option may be exercised at any time before the end of the option period as specified in the Option Agreement by the Participant’s designated Beneficiary, to the extent that, at the date of the Participant’s death, the Option had vested pursuant to the terms of the Option Agreement and had not previously been exercised.

(ii) In the event the Outside Director’s services terminate by reason of death, the Option may be exercised at any time before the end of the option period specified in the Option Agreement by the Director’s designated Beneficiary, to the extent that, at the date of the Director’s death, the Option had vested pursuant to the terms of the Option Agreement and had not previously been exercised.

(h) Rights as a Stockholder.

A Participant or a transferee of a Participant shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of issuance of such Shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued, except as provided in Section 16.

(i) Modification, Extension and Renewal of Options.

Subject to the terms and conditions and within the limitations of the Plan, including the limitations of Section 20, and, effective January 1, 2005, within the limitations of Code section 409A and the regulations promulgated thereunder, the Administrator may modify, extend or renew outstanding Options granted to Employees and Directors under the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted under the Plan.

(j) Stock Appreciation Rights.

Each Option granted under the Plan may include a stock appreciation right that may be exercised only following the applicable Change in Control and termination events described in Section 7(e). Following such events, the Participant shall have the right to surrender all or part of the Option and to exercise the stock appreciation right (the “call”) to obtain payment from the Corporation of an amount equal to the difference obtained by subtracting the aggregate Exercise Price of the Shares subject to the Option (or the portion of such Option) surrendered from the Fair Market Value of such Shares on the date of such surrender. In the case of a stock appreciation right called after the applicable Change in Control and termination events described in Section 7(e) above, “Fair Market Value” for purposes of this Subsection (j) shall be the greater of (A) the Fair Market Value of such Shares as of the date immediately prior to the events described in Section 7(e) above, or (B) the value of such Shares determined as of the date of the call in good faith by the Administrator (as composed on the day preceding the date of the events described in Section 7(e) above), taking into consideration all relevant facts and circumstances. The call of such stock appreciation right shall be subject to such limitations (including, but not limited to, limitations as to time and amount) as the Administrator shall deem appropriate. The payment may be made in shares of Common Stock (determined with reference to its Fair Market Value on the date of call), or in cash, or partly in cash and in shares of Common Stock, at the discretion of the Administrator, provided that the Administrator determines that such settlement is consistent with the purpose set forth in Section 1. For all purposes under the Plan, the terms “exercise” or “exercisable” shall be deemed to include the terms “call” or “callable” as such terms may apply to a stock appreciation right, and in the event of the call of a stock appreciation right, the underlying Option will be deemed to have been exercised for all purposes under the Plan.

(k) Limitation of Incentive Stock Option Awards.

If and to the extent that the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries exceeds $100,000, the excess (taking into account the order in which they were granted) shall be treated as nonqualified stock options.

(l) Other Provisions.

The Option Agreement shall contain such other provisions that are consistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Administrator shall deem advisable.

8.	RESTRICTED STOCK.

(a) Grants.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards. The Administrator may condition the grant of Restricted Stock upon the attainment of specified performance objectives established by the Administrator pursuant to Section 13 or such other factors as the Administrator may determine, in its sole discretion.

The terms of each Restricted Stock Award shall be set forth in a Restricted Stock Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. Each Participant receiving a Restricted Stock Award shall be issued Shares in respect of such Restricted Stock Award. The Shares shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Administrator shall require that the Shares issued in respect of the Restricted Stock Award be held by the Corporation until the restrictions lapse and that, as a condition of any Restricted Stock Award, the Participant shall deliver to the Corporation a stock power relating to the Shares covered by such Award.

(b) Restrictions and Conditions.

The shares of Restricted Stock awarded pursuant to this Section 8 shall be subject to the following restrictions and conditions:

(i) During a period set by the Administrator commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, a change of control of the Corporation or such other factors or criteria as the Administrator may determine in its sole discretion.

(ii) Except as provided in this paragraph (ii) and paragraph (i) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any cash dividends. The Administrator, in its sole discretion, as determined at the time of Award, may provide that the payment of cash dividends shall or may be deferred and, if the Administrator so determines, invested in additional shares of Restricted Stock to the extent available under Section 6, or otherwise invested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

(iii) The Administrator shall specify the conditions under which shares of Restricted Stock shall vest or be forfeited and such conditions shall be set forth in the Restricted Stock Agreement.

(iv) If and when the Restriction Period applicable to shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, the unrestricted Shares shall be delivered promptly to the Participant.

9.	RESTRICTED STOCK UNITS.

(a) Grants.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of Restricted Stock Units to be awarded, the price (if any) to be paid by the recipient of the Restricted Stock Units, the time or times within which such Restricted Stock Units may be subject to forfeiture, and all other terms and conditions of the Restricted Stock Unit Awards. The Administrator may condition the grant of Restricted Stock Unit Awards upon the attainment of specified performance objectives established by the Administrator pursuant to Section 13 or such other factors as the Administrator may determine, in its sole discretion.

The terms of each Restricted Stock Unit Award shall be set forth in a Restricted Stock Unit Award Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. With respect to a Restricted Stock Unit Award, no Shares shall be issued at the time the grant is made (nor shall any book entry be made in the records of the Corporation) and the Participant shall have no right to or interest in any Shares as a result of the grant of Restricted Stock Units.

(b) Restrictions and Conditions.

The Restricted Stock Units awarded pursuant to this Section 9 shall be subject to the following restrictions and conditions:

(i) At the time of grant of a Restricted Stock Unit Award, the Administrator may impose such restrictions or conditions on the vesting of the Restricted Stock Units,

as the Administrator deems appropriate. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, a change of control of the Corporation or such other factors or criteria as the Administrator may determine in its sole discretion.

(ii) Dividend equivalents may be credited in respect of Restricted Stock Units, as the Administrator deems appropriate. Such dividend equivalents may be converted into additional Restricted Stock Units by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of Shares equal to the number of Restricted Stock Units then credited by (2) the Fair Market Value per Share on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents will be subject to all of the terms and conditions of the underlying Restricted Stock Unit Award to which they relate.

(iii) The Administrator shall specify the conditions under which Restricted Stock Units shall vest or be forfeited and such conditions shall be set forth in the Restricted Stock Unit Agreement.

(c) Deferral Election.

Each recipient of a Restricted Stock Unit Award shall be entitled to elect to defer all or a percentage of any Shares he or she may be entitled to receive upon the lapse of any restrictions or vesting period to which the Award is subject. This election shall be made by giving notice in a manner and within the time prescribed by the Administrator and, effective January 1, 2005, in compliance with Code section 409A. Each Participant must indicate the percentage (expressed in whole percentages) he or she elects to defer of any Shares he or she may be entitled to receive.

If no notice is given, the Participant shall be deemed to have made no deferral election. Each deferral election filed with the Administrator shall become irrevocable on and after the prescribed deadline.

10.	PERFORMANCE SHARES.

(a) Grants.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Performance Shares will be made, the number of Performance Shares to be awarded, the price (if any) to be paid by the recipient of the Performance Shares, the time or times within which such Performance Shares may be subject to forfeiture, and all other terms and conditions of the Performance Share Awards. The Administrator may condition the grant of Performance Share Awards upon the attainment of specified performance objectives established by the Administrator pursuant to Section 13 or such other factors as the Administrator may determine, in its sole discretion.

The terms of each Performance Share Award shall be set forth in a Performance Share Award Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. With respect to a Performance Share Award, no Shares shall be issued at the time the grant is made (nor shall any book entry be made in the records of the Corporation) and the Participant shall have no right to or interest in any Shares as a result of the grant of Performance Shares.

(b) Restrictions and Conditions.

The Performance Shares awarded pursuant to this Section 10 shall be subject to the following restrictions and conditions: At the time of grant of a Performance Share Award, the Administrator may set performance objectives in its discretion which, depending on the extent to which they are met, will determined the number of Performance Shares that will be paid out to the Participant. The time period during which the performance objectives must be met will be called the “Performance Period.” After the applicable Performance Period has ended, the recipient of the Performance Shares will be entitled to receive the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Share Award, the Administrator, in its sole discretion, may reduce or waive any performance objective for such Performance Share Award.

11.	OTHER SHARE-BASED AWARDS.

(a) Grants.

Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”), may be granted either alone or in addition to or in conjunction with other Awards under this Plan. Awards under this Section 11 may include (without limitation) Stock Rights, the grant of Shares conditioned upon some specified event, the payment of cash based upon the performance of the Shares or the grant of securities convertible into Shares.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which Other Share-Based Awards shall be made, the number of Shares or other securities, if any, to be granted pursuant to Other Share-Based Awards, and all other conditions of the Other

Share-Based Awards. The Administrator may condition the grant of an Other Share-Based Award upon the attainment of specified performance goals or such other factors as the Administrator shall determine, in its sole discretion. In granting an Other Share-Based Award, the Administrator may determine that the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Shares or other securities covered by the Award, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. The terms of any Other Share-Based Award shall be set forth in an Other Share-Based Award Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan.

(b) Terms and Conditions.

In addition to the terms and conditions specified in the Other Share-Based Award Agreement, Other Share-Based Awards shall be subject to the following:

(i) Any Other Share-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or the Award becomes payable, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(ii) The Other Share-Based Award Agreement shall contain provisions dealing with the disposition of such Award in the event of termination of the Employee’s employment or the Director’s service prior to the exercise, realization or payment of such Award, and the Administrator in its sole discretion may provide for payment of the Award in the event of the Participant’s retirement, Disability or death or the change of control of the Corporation, with such provisions to take account of the specific nature and purpose of the Award.

12.	OTHER PAYMENTS IN SHARES.

Shares may be issued under this Plan to satisfy the payment of all or part of an award pursuant to the Potlatch Corporation Management Performance Award Plan or any successor plan thereto. In addition, all or part of any Director’s fees may be paid in Shares issued under this Plan. Any Shares issued pursuant to this Section 12 shall reduce the number of Shares authorized for Options, Restricted Stock or Other Share-Based Awards under Section 6 but shall not be considered an Award for purposes of the maximum grant limitation in Section 5(b).

13.	PERFORMANCE OBJECTIVES.

The Administrator shall determine the terms and conditions of Awards at the date of grant or thereafter; provided that performance objectives for each year, if any, shall be established by the Administrator not later than the latest date permissible under Code section 162(m). To the extent that such Awards are paid to Employees the performance objectives to be used, if any, shall be expressed in terms of one or more of the following: total shareholder return; earnings per share; stock price; return on equity; net earnings; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); return on assets; increase in revenues; decrease in expenses; increase in funds from operations (FFO); and increase in FFO per share. Performance objectives, if any, established by the Administrator may be (but need not be) different from year-to-year, and different performance objectives may be applicable to different Participants.

14.	FORFEITURE ON ACCOUNT OF MISCONDUCT.

Notwithstanding any other provision of this Plan to the contrary, if the Participant engages in Misconduct prior to, or during the twelve month period following, the exercise of the Option or the vesting of the Award without the Administrator’s (or its delegate’s) express written consent, the Administrator (or its delegate) may

(a) rescind the exercise of any Option exercised during the period beginning twelve months prior to through 24 months after the Participant’s termination of employment or service with the Corporation or its Affiliates and cancel all outstanding Awards within 24 months after the Participant’s termination of employment or service with the Corporation or its Affiliates, and

(b) demand that the Participant pay over to the Corporation the proceeds (less the Participant’s purchase price, if any) received by the Participant upon the sale, transfer or other transaction involving the Shares acquired upon the exercise of any Option exercised during the period beginning twelve months prior to through 24 months after the Participant’s termination of employment or service with the Corporation or its Affiliates or the vesting of any Award within 24 months after the Participant’s termination of employment or service with the Corporation or its Affiliates, in such manner and on such terms and conditions as may be required, and, without limiting any other remedy the Corporation or its Affiliates may have, the Corporation shall be entitled to set-off against the amount of any such proceeds any amount owed the Participant by the Corporation or its Affiliates to the fullest extent permitted by law.

15.	TERM OF PLAN.

Awards may be granted pursuant to the Plan until the termination of the Plan on December 1, 2014.

16.	RECAPITALIZATION.

Subject to any required action by the stockholders, the number of Shares covered by this Plan as provided in Section 6, the maximum grant limitation in Section 5(b), the number of Shares or Share Equivalents covered by or referenced in each outstanding Award, and the Exercise Price of each outstanding Option and any price required to be paid for Restricted Stock or Other Share-Based Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation or the declaration of a dividend payable in cash that has a material effect on the price of issued Shares.

Subject to any required action by the stockholders, if the Corporation shall be a party to any merger, consolidation or other reorganization, each outstanding Award shall pertain and apply to the securities to which a holder of the number of Shares or Share Equivalents subject to the Award would have been entitled. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an incentive stock option within the meaning of Code section 422.

Except as expressly provided in this Section 16, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect the number or price of Shares subject to the Option.

The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

17.	SECURITIES LAW REQUIREMENTS AND LIMITATION OF RIGHTS.

(a) Securities Law.

No Shares shall be issued pursuant to the Plan unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from registration; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

(b) Employment Rights.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Corporation or an Affiliate or to remain a Director. The Corporation and its Affiliates reserve the right to terminate the employment of any employee at any time, with or without cause or for no cause, subject only to a written employment contract (if any), and the Board reserves the right to terminate a Director’s membership on the Board for cause in accordance with the Corporation’s Restated Certificate of Incorporation.

(c) Stockholders’ Rights.

A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of the Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued.

(d) Creditors’ Rights.

A holder of an Other Share-Based Award shall have no rights other than those of a general creditor of the Corporation. An Other Share-Based Award shall represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Other Share-Based Award Agreement. An Other Share-Based Award shall not be deemed to create a trust for the benefit of any individual.

18.	BENEFICIARY DESIGNATION.

Participants and their Beneficiaries may designate on the prescribed form one or more Beneficiaries to whom distribution shall be made of any Award outstanding at the time of the Participant’s or Beneficiary’s death. A Participant or Beneficiary may change such designation at any time by filing the prescribed form with the Administrator. If a Beneficiary has not been designated or if no designated Beneficiary survives the Participant or Beneficiary, distribution will be made to the residuary beneficiary under the terms of the Participant’s or Beneficiary’s last will and testament or, in the absence of a last will and testament, to the Participant’s or Beneficiary’s estate as Beneficiary.

19.	AMENDMENT OF THE PLAN.

The Board may suspend or discontinue the Plan or revise or amend it with respect to any Shares at the time not subject to Awards except that, without approval of the stockholders of the Corporation, no such revision or amendment shall:

(a) Increase the number of Shares subject to the Plan;

(b) Change the designation in Section 5 of the class of Employees eligible to receive Awards;

(c) Decrease the price at which Incentive Stock Options may be granted;

(d) Remove the administration of the Plan from the Administrator; or

(e) Amend this Section 19 to defeat its purpose.

The foregoing notwithstanding, the Plan may not be amended (including any amendment of this Section 19) or terminated by the Board during the three-year period following an event described in Section 7(e)(i) through (iv) if such amendment or termination would alter the provision of this Section 19 or impair any outstanding rights under any Awards previously granted under the Plan.

20.	NO AUTHORITY TO REPRICE.

Without the consent of the stockholders of the Corporation, except as provided in Section 16, the Administrator shall have no authority to effect either (i) the repricing of any outstanding Options under the Plan or (ii) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock.

21.	NO OBLIGATION TO EXERCISE OPTION.

The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

22.	APPROVAL OF STOCKHOLDERS.

This Plan and any amendments requiring stockholder approval pursuant to Section 19 shall be subject to approval by affirmative vote of the stockholders. Such vote shall be taken at the first annual meeting of stockholders of the Corporation following the adoption of the Plan or of any such amendments, or any adjournment of such meeting.

23.	PAYMENT OF EXCISE TAX.

If any payments or transfers to or for the benefit of a Participant are deemed an “excess parachute payment” as defined in Code section 280G subject to the excise tax imposed by Code section 4999, the Corporation shall pay to the Participant an additional amount such that the total amount of all such payments and benefits (including payments made pursuant to this Section) to the Participant shall equal the total amount of all such payments and benefits to which the Participant would have been entitled (but for this Section) net of all applicable federal, state and local taxes except the excise tax. For purposes of this Section, the Participant shall be deemed to pay federal, state and local taxes at the highest marginal rate of taxation for the applicable calendar year. The amount of the payment to the Participant shall be estimated by a firm of independent certified public accountants, as of the date of the applicable Change in Control or termination events as described in Section 7(e).

24.	WITHHOLDING TAXES.

(a) General.

To the extent required by applicable law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The

Corporation shall not be required to make such payment or distribution until such obligations are satisfied.

(b) Other Awards.

The Administrator may permit a Participant who exercises Nonqualified Stock Options or who vests in Restricted Stock Awards to satisfy all or part of his or her withholding tax obligations by having the Corporation withhold a portion of the Shares that otherwise would be issued to him or her under such Nonqualified Stock Options or Restricted Stock Awards. Such Shares shall be valued at the Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Shares to the Corporation, if permitted by the Administrator, shall be subject to such restrictions as the Administrator may impose, including any restrictions required by rules of the Securities and Exchange Commission.

25.	SUCCESSORS AND ASSIGNS.

The Plan shall be binding upon the Corporation, its successors and assigns, and any parent corporation of the Corporation’s successors or assigns. Notwithstanding that the Plan may be binding upon a successor or assign by operation of law, the Corporation shall require any successor or assign to expressly assume and agree to be bound by the Plan in the same manner and to the same extent that the Corporation would be if no succession or assignment had taken place.

26.	EXECUTION.

To record the amendment and restatement of the Plan effective May 19, 2006, the Corporation has caused its authorized officer to execute the same.

POTLATCH CORPORATION

By	/s/ Gerald L. Zuehlke

Date: May 19, 2006

34